EXHIBIT (10)(c)

                        Employee Stock Compensation Plan
                             Nalco Chemical Company
            As Amended Effective January 1, 1996 and October 17, 1996

     I. Purpose. This Stock Compensation Plan (the "Plan") is intended to encourage ownership of stock of Nalco Chemical Company (the "Company") by key management employees of the Company and its subsidiaries, and to provide additional long term incentive for them to continue their association with the Company and to promote the success of the business by using their maximum efforts in its behalf.
                                II. Definitions.

     A. "Common Stock" means the Common Stock of the Company (par value of $0.1875 per share).

     B. "Dividend Unit" means, in the case of a cash dividend, the cash equivalent thereof and, in the case of any other dividend or distribution, the "fair value" thereof as such amount shall be determined in good faith by the Committee.

     C. "Share Unit" means, subject to the provisions of Paragraph l4 hereof, the equivalent of one share of Common Stock.

     D. "Stock Option" means a right to purchase a share of Common Stock at a set price for a stated period of time.

     E. "Subsidiary" means any corporation 50% or more of the voting shares of which are owned, directly or indirectly, by the Company.

     III. Stock Subject to the Plan. An aggregate of 8,000,000 shares of the Common Stock will be reserved for use under the Plan. Shares subject to stock options or restricted stock awards that lapse or are forfeited for any reason shall again be available for use under the Plan. These shares may be either authorized but unissued shares, or issued shares which shall have been reacquired by the Company.

     IV. Administration. The Plan shall be administered by the Executive Compensation Committee of the Board of Directors (the "Committee") appointed by the Company's Board of Directors, and consisting of not less than two members who are not employees of the Company or its subsidiaries. The Committee is authorized to interpret the terms and provisions of the Plan, to accelerate the exercisability of any option or the vesting of any restricted stock awards, and to adopt such rules and regulations for the administration of the Plan as it may deem advisable. The Committee shall administer the Plan in a manner that it determines to be necessary or appropriate to preserve the benefits and potential benefits of the Plan for the grantees, the Company and its subsidiaries. Such administration shall conform to the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     All actions of the Committee with respect to the Plan shall be taken by a majority of its members if more than two. Any action may be taken by a written instrument signed by all of the members, and action so taken shall be fully effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held. The Committee shall keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide, and shall make such rules and regulations for the conduct of its business as it shall deem advisable. At its discretion and to the extent permitted by applicable legal rules, the Committee may delegate a portion of its functions.

     The Board of Directors may, from time to time, appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Board of Directors shall select one of the members of the Committee as its chairperson.

     V. Eligibility. To be eligible for grants under this Plan a person must be an employee of the Company or a Subsidiary. No member of the Committee, while serving as such, shall be eligible to receive grants under this Plan. No grant may be made to an individual who immediately after such grant owns, within the meaning of Section 422(b)(6) of the Code, shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries.

     VI. Grants. The Committee may grant either Stock Options or Share Units or both to eligible persons under this Plan.

     VII. Stock Options.

     A. Granting of Options. Whenever the Committee shall designate an eligible person to receive a Stock Option pursuant to this Plan, the Committee or Company shall notify such person in writing with respect thereto, giving the number of shares subject to the Option, the price per share, the dates on and after which such Option may be exercised, and the date on which such Option shall expire, and shall attach a copy of this Plan to such Notice. The date of the Committee's designation shall be the date such Option is granted. Such Notice may be accompanied by or be in the form of an agreement to be signed by the Company and the option, containing such terms and provisions as the Committee shall prescribe. The Committee may award both Incentive Stock Options and Non-qualified Stock Options within the meaning of the Code. However, the maximum number of shares subject to an option that may be granted to a key management employee during a fiscal year is 250,000 shares.

     B. Option Prices. The Option price of each share of Common Stock offered under this Plan shall be the fair market value of the Common Stock, or par value if greater, at the time the Option is granted. Such fair market value shall be the mean between the highest and the lowest price of sales of shares of the Common Stock of the Company as reported on Composite Tape for the New York Stock Exchange -- Composite Transactions on the date on which the Option is granted, or if no Composite Tape transactions occurred on that date, on the last preceding date on which such transactions occurred.

     C. Term of Options. The term of each Option shall be for such period as the Committee shall determine, but not more than ten years from the date of granting thereof, and shall be subject to earlier termination as hereinafter provided.

     D. Exercise of Options. Subject to specific terms thereof, an Option may be exercised, at any time or from time to time, as to any part of or all of the shares which shall be covered thereby; the purchase price of the shares as to which an Option shall be exercised shall be paid in full at the time of exercise. The exercise date shall be the date of receipt of the signed exercise notice by the Company. At the election of the employee, payment of the purchase price shall be made in cash or mature shares of Company Common Stock valued at fair market value on the date of exercise of the Option or a combination of cash and mature shares. Mature shares are shares that have been held by the employee for a period of six months. The holder of an Option shall not have any of the rights of a stockholder with respect to the shares covered by the Option, except to the extent that one or more certificates for such shares shall be delivered to him or to his broker upon the due exercise of the Option. For purposes of this paragraph, "fair market value" shall have the meaning described in Paragraph 7(b) above.

     E. Exercise of Options After Termination of Employment. An Option granted to an employee shall terminate upon the termination, for any reason, of the person's employment with the Company or a Subsidiary, and no shares may thereafter be purchased under such Option except in the case of:

     1. Retirement. Upon retirement from the employ of the Company or a Subsidiary pursuant to the Company's or Subsidiary's retirement program, the employee may exercise, within five years following such retirement, all or a part of the shares which the employee was entitled to purchase immediately prior to such retirement.

     2. Total and Permanent Disability. An employee may exercise, within five years after termination due to total and permanent disability, all or a part of the shares which the employee was entitled to purchase immediately prior to such termination.

     3. Death. Upon the death of an employee or upon the death of a retired employee within five years following retirement from the employ of the Company or a Subsidiary, all or a part of the shares which such employee was entitled to exercise immediately prior to death may be exercised within the longer of either the five years following his or her retirement or one year after his or her death by any person or persons (including the legal representatives of such employee's estate) to whom the rights of the deceased employee under the Option shall pass by will or the laws of descent and distribution.

     In no event, however, may any Option be exercised after ten years from the date it was granted or after expiration of the term of the Option specifically provided for at the time of its grant.

VIII.     Restricted Stock Awards.

     A. Share Unit Grants Subject to the terms, provisions, and conditions of this Plan, the Committee is hereby authorized to (a) select the eligible persons to be granted Share Units (it being understood that more than one award may be granted to the same person), (b) determine the number of Share Units covered by each grant, (c) determine the time or times when Share Units will be granted,
(d) determine the time or times when, and the conditions under which, amounts may become payable with respect to Share Units within the limits stated in this Plan, and (e) prescribe the form, which shall be consistent with this Plan, of the instruments evidencing any Share Units granted under this Plan. However, the maximum number of Share Units that may be granted to a key management employee in one year is 50,000.

     B. Share Unit Accounts. The Company shall record in an account with respect to each grantee the number of Share Units awarded to such grantee. A separate account shall be maintained with respect to each award of Share Units to each grantee. Whenever the Company shall pay any cash dividend upon issued and outstanding Common Stock, or shall make any cash distribution with respect thereto, there shall be promptly paid to each grantee Dividend Units in an amount equal to the amount that would be paid if such Share Units then allocable to his account were shares of Common Stock. Such payment shall be made wholly in cash. Whenever the Company shall pay any dividend in Common Stock upon issued and outstanding Common Stock, or make any distribution, that does not adjust Share Units in accordance with Paragraph 14, there shall be promptly paid to each grantee a number of Dividend Units as shall be allocable to the Share Units then credited to such account or accounts. The amount to be paid to the grantee with respect to any account established in his name under this Plan shall be reduced by any amount which the Company is required to withhold with respect to such payment under the then applicable provisions of the Code or state or local income tax laws.

     C. Vesting of Share Units. All of the Share Units credited to each grantee's account or accounts (each account being considered separately for this purpose) shall become vested on the date or dates selected by the Committee at the time of the award of Share Units to which such account relates, subject to
Section 8(e) hereof except that no share units shall vest in less than three years from the date of award.2 Such vesting shall occur only if the grantee on the date of vesting has continuously been an employee of the Company or a Subsidiary of the Company since the date of the award. A leave of absence, unless otherwise determined by the Committee, shall not constitute a cessation of employment. The Committee, subject to the approval of the Board of Directors, may cancel in whole or in part such portion of any grant as has not yet become vested at the time of such cancellation, if it determines that that grantee is not performing satisfactorily the duties to which he was assigned on the date of the grant or duties of at least equal responsibility. In the event of the death, total and permanent disability, or retirement of a grantee before the vesting date of an award of Share Units, all Share Units relating thereto shall be fully vested.

     D. Payment of Share Unit Value. Awards of Common Stock in respect of all vested Share Units in a grantee's account plus cash in lieu of any fractional Share Units shall be made by the Company as soon as practicable but in any event not more than 45 days after vesting. The Committee may in its discretion require each Grantee receiving Common Stock pursuant to this Plan to represent to the Company at the time of such receipt that he is acquiring such stock for investment and not with a view to the distribution thereof.

     E. Qualified Share Units

     1. Designation. The Committee, in its discretion, may, at the time of grant, designate the Share Units being granted to any grantee under the Plan as "Qualified Share Units". Qualified Share Units are intended to be "performance-based compensation" as that term is used in Section 162(m) of the Code, and shall comply with the requirements of this Section 8(e) to the extent such compliance is required to be treated as "performance-based compensation."

     2. Maximum Award. The award of Qualified Share Units shall be subject to the maximum annual award limit of Section 8(a); provided, however, that if a grantee is granted Qualified Share Units for any year, the grantee may not be granted Share Units that are not Qualified Share Units for the same year.

     3. Performance Goals. The Committee shall establish performance targets with respect to the grant of any Qualified Share Units for the performance period(s) established by the Committee that is applicable to the Qualified Share Units. Such performance targets shall be objective (as that term is described in regulations under Code Section 162(m)), and shall be established in writing by the Committee not later than 90 days after the beginning of the performance period (but in no event after 25% of the performance period has elapsed), and while the outcome as to the performance targets is substantially uncertain. The performance targets established by the Committee shall be based on one or more of the following specific performance goals: sales increases, earnings increases, quality, customer satisfaction, profitability, return on sales, return on equity, return on capital, productivity, net margin as a percentage of revenue, or debt to capitalization. In the Committee's discretion, the establishment of performance goals may be in lieu of, or may be in addition to, the vesting requirements described in Section 8(c) that are based on continued employment.

     4. Attainment of Performance Goals. Except as otherwise provided in Section 8(e)(v), Qualified Share Units shall not become vested unless and until the Committee has determined that the applicable performance target(s) have been attained. To the extent that the Committee exercises discretion in making the determination required by this Section 8(e)(iv), such exercise of discretion may not result in an increase in the amount of the benefit that would otherwise be provided to the grantee.

     5. Exceptions to Performance Goal Requirement. Notwithstanding Section 8(c), if a grantee's employment terminates because of death or total and permanent disability prior to the end of a performance period, the grantee's Qualified Share Units shall become vested without regard to whether the Qualified Share Units would be "performance-based compensation" under Code
Section 162(m). Notwithstanding Section 8(c), if a grantee's employment terminates because of retirement prior to the end of a performance period, the grantee's Qualified Share Units shall not vest until the end of the performance period, in accordance with the foregoing provisions of this Section 8(e), and then only to the extent such vesting would have occurred if the grantee's retirement had occurred immediately after the end of the performance period.

     6. Stock Dividends. Notwithstanding the provisions of Section 8(b), if any dividends on Common Stock are payable in a form other than cash, the applicable Dividend Units for the Qualified Share Units shall not be currently distributable to the grantee, but shall be deemed to be reinvested in additional Stock Units that are credited to the grantee's account, subject the vesting restrictions applicable to that account.

     IX. Withholding of Stock for Payment of Taxes. At the election of the employee, shares may be withheld from a stock option grant or from an award of Share Units in payment of applicable withholding taxes upon exercise of a stock option or upon vesting of Share Units. Such shares shall be valued at the mean between the highest and the lowest price of sales of shares of the Common Stock of the Company as reported on the Composite Tape for the New York Stock Exchange--Composite Transactions on the date for which the option is exercised or the Share Units vest.3

     X. Nontransferability. No amounts payable under this Plan shall be transferable by the grantee prior to payment otherwise than by will or by the laws of descent and distribution.

     XI. Other Considerations. Nothing in the Plan or in any grant pursuant to the Plan shall confer upon any employee any right to continue in the employ of the Company or any of its subsidiaries or interfere with the right of the Company or of the Subsidiary by which he/she is employed to terminate his/her employment at any time.

     XII. Exclusion from Pension Computation. By acceptance of a grant under this Plan, each grantee shall be deemed to agree that it is special incentive compensation and that it will not be taken into account as "wages" or "salary" in determining the amount of any payment under any pension, retirement, or deferred profit sharing plan of the Company or any Subsidiary. In addition, each beneficiary of a deceased grantee shall be deemed to agree that such award will not affect the amount of any life insurance coverage available to such beneficiary under any life insurance plan covering employees of the Company or any Subsidiary.

     XIII. Securities Registration. In the event that the Company shall deem it necessary to register any stock, with respect to which a Stock Option granted hereunder has been exercised, or a Share Unit vested, under the Securities Act of 1933, or other applicable federal or state law, or to qualify any such shares for exemption from registration under any such law, or under any regulation issued under any such law, the Company shall take such action at its own expense before delivery of such stock. If such stock shall be listed on a national securities exchange at the time a Stock Option granted hereunder is exercised or Share Unit vested and listing thereof shall be required on such stock exchange, the Company shall take such action at its own expense.

     XIV. Adjustments Upon Changes in Capitalization. Appropriate adjustments of the number of shares reserved for use under the Plan, of the maximum grants referred to in Paragraphs 7(a) and 8(a) of this Plan, and in the number of shares and price per share covered by outstanding Stock Options or Share Units granted under the Plan shall be made to give effect to any stock splits, stock dividends, spin-off, or other relevant changes in capitalization occurring on or after the effective date of the Plan. The decisions of the Board of Directors of the Company as to the amount and timing of any such adjustments shall be conclusive.

     XV. Approval, Termination, and Amendment of the Plan. The Plan will not go into effect unless approved by the affirmative vote of the holders of at least a majority of the votes entitled to be cast thereon of the Company's outstanding shares represented in person or by proxy at the Company's 1996 Annual Shareholders Meeting. When so approved, the Plan shall become effective as of January 1, 1996. The Plan shall terminate on December 31, 2005, and no Stock Options or Share Units shall be granted under the Plan after that date. The Plan may be terminated at any time or may, from time to time, be modified or amended by the Board of Directors of the Company, except that no change shall be made that would disqualify the Plan from the exemption provided by Rule 16b-3 under the Exchange Act or that would disqualify Options or Qualified Share Units awarded under the Plan from being treated as "performance-based compensation" under Code Section 162(m). Should any provision of the Plan not comply with the requirements of Rule 16b-3 under the Exchange Act or Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.